Exhibit 99.1

UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL DATA

The following unaudited condensed pro forma consolidated financial statements are based upon the historical financial statements of Axsys Technologies, Inc. (Axsys) and its subsidiaries, adjusted to reflect the disposition of its Distributed Products Group (DPG) effective November 30, 2007. The following unaudited condensed pro forma consolidated financial statements of Axsys should be read in conjunction with the related notes and with the historical consolidated financial statement of Axsys and the related notes included in previous filings with the Securities and Exchange Commission. The unaudited condensed pro forma consolidated balance sheet reflects the disposition of DPG as if it had occurred on September 29, 2007, while the unaudited condensed pro forma statements of consolidated income for the nine months ended September 29, 2007 and the year ended December 31, 2006 give effect to the disposition as if it had occurred at the beginning of each period presented. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that the Axsys’ management believes to be reasonable.

The unaudited pro forma consolidated financial statements are provided for illustrative purposes only and do not purport to be indicative of, and should not be relied upon as indicative of, what would have occurred had the disposition of DPG closed on September 29, 2007 for the unaudited condensed balance sheet or at the beginning of each period presented for the unaudited condensed pro forma statements of consolidated income.

Unaudited Pro Forma Consolidated Statement of Financial Position

As of September 29, 2007

(In thousands)

		Pro Forma
	Historical	Adjustments		Pro Forma
Assets
Current assets
Cash and marketable securities	$5,176	$15,300	(a)	$10,476
		(10,000	)(d)
Accounts receivable, net	20,270	—		20,270
Inventories	48,718	—		48,718
Deferred and refundable income taxes	3,556	—		3,556
Prepaid expenses and other	1,320	—		1,320
Assets held for sale	14,416	(12,976	)(b)	—

		(1,440	)(c)
Total current assets	93,456	(9,116)		84,340

Property, plant and equipment - net	16,230	—		16,230
Intangible asset, net	12,588	—		12,588
Goodwill	82,649	—		82,649

Other assets	1,574	—		1,574
	$206,497	$(9,116)		$197,381

Liabilities and shareholders’ equity
Current liabilities
Line of credit	$10,000	$(10,000	)(d)	$—
Accounts payable	11,307	—		11,307
Accrued liabilities	20,978	(256	)(b)	20,722
Deferred income and customer advances	10,064	—		10,064
Liabilities held for sale	2,648	(1,474	)(b)	1,174

Total current liabilities	54,997	(11,730)		43,267

Other liabilities	8,243	—		8,243

Shareholders’ equity
Common stock	107	—		107
Capital in excess of par value	101,143	950	(e)	102,093
Retained earnings	42,007	1,664	(f)	4,3671
Total shareholders’ equity	143,257	2,614		145,871
	$206,497	$(9,116)		$197,381

See Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2006

(In thousands, except share and per share data)

		Pro Forma
	Historical	Adjustments		Pro Forma

Net sales	$156,347	$(26,419	)(g)	$129,928
Cost of sales	107,448	(18,403	)(g)	89,045
Gross profit	48,899	(8,016)		40,883

Operating Expenses	32,622	(6,170	)(g)	26,452
Operating income	16,277	(1,846)		14,431

Interest income, net	210	(4	)(g)	252
		46	(d)
Other expense, net	(2)	21	(g)	19
	208	63		271

Income before income taxes	16,485	(1,783)		14,702
Income tax provision	6,103	(660)		5,443
Income from continuing operations	$10,382	$(1,123)		$9,259

BASIC AND DILUTED EARNINGS PER SHARE
Basic earnings per share - Continuing operations	$0.98	$(0.11)		$0.87
Diluted earnings per share - Continuing operations	$0.95	$(0.10)		$0.85

Weighted average common shares outstanding:
Basic	10,628,647	10,628,647		10,628,647
Diluted	10,888,494	10,888,494		10,888,494

See Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 29, 2007

(In thousands, except share and per share data)

		Pro Forma
	Historical	Adjustments (g)		Pro Forma

Net sales	$123,712	$—		$123,712
Cost of sales	83,910	—		83,910
Gross profit	39,802	—		39,802

Operating Expenses	23,103	—		23,103
Operating income	16,699	—		16,699

Interest expense, net	(289)	478	(d)	189
Other expense, net	(235)	—		(235)
	(524)	478		(46)

Income before income taxes	16,175	478		16,653
Income tax provision	6,135	181		6,316
Income from continuing operations	$10,040	$297		$10,337

BASIC AND DILUTED EARNINGS PER SHARE
Basic earnings per share - Continuing operations	$0.94	$0.03		$0.97
Diluted earnings per share - Continuing operations	$0.91	$0.03		$0.94

Weighted average common shares outstanding:
Basic	10,688,869	10,688,869		10,688,869
Diluted	11,031,234	11,031,234		11,031,234

See Notes to Unaudited Pro Forma Consolidated Financial Statements

Notes to Unaudited Pro Forma Combined Financial Statements (in thousands)

(a)	Reflects the gross proceeds from the sale of Axsys’ Distributed Products Group (“DPG”).
(b)	Reflects the disposition of assets and liabilities of DPG operations sold to AST, net of Axsys’ transaction costs and certain accruals, such as bonuses and vacation pay, to be paid by Axsys.
(c)	Reflects the impairment of goodwill attributed to DPG.
(d)	Reflects the use of cash proceeds from the sale for the repayment of the line of credit.
(e)	Reflects the transaction costs incurred by Axsys for the acceleration of previously granted share-based awards.
(f)	Reflects the after-tax pro forma impact of the gain on the sale of DPG as of the transaction had closed on September 29, 2007.

Reflects the elimination of the operating results of DPG as if the transaction had occurred on January 1, 2006. These results have been adjusted to reflect federal and state income taxes of DPG on a stand-alone basis. The pro forma gain on the sale of DPG is not included in the income statement.

(g)

Axsys recorded the DPG as held for sale in the Quarterly Report filed on Form 10-Q for the nine-month period ended September 29, 2007. The results of the DPG were already recorded as a discontinued operation for the nine months ended September 29, 2007, and therefore no pro forma adjustments are necessary.